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                                                                EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-86414, No. 33-38359, No. 33-44669, No. 33-50100, and No. 33-73268 of
Johnston Industries, Inc. (the "Company") on Form S-8 of our report dated August 15, 1994 appearing in the Annual Report on Form 10-K/A of the Company for the year ended June 30, 1994.




DELOITTE & TOUCHE LLP


Atlanta, Georgia
May 15, 1995